Exhibit 99.1

Diodes Incorporated Reports Fourth Quarter and Fiscal 2023 Financial Results

Full Year Automotive and Industrial Product Revenue Remained

Above Target Model at 46%

Plano, Texas – February 6, 2024 -- Diodes Incorporated (Diodes) (Nasdaq: DIOD) today reported its financial results for the fourth quarter and year ended December 31, 2023.

Year 2023 Overview

•
Revenue was $1.7 billion, compared to $2.0 billion in 2022;
•
GAAP gross profit was $658.2 million, compared to $827.2 million in the prior year;
•
GAAP gross profit margin was 39.6 percent , compared to 41.3 percent in 2022;
•
GAAP operating income was $250.6 million, or 15.1 percent of revenue, compared to $408.2 million, or 20.4 percent of revenue, in 2022;
•
GAAP net income was $227.2 million, compared to the $331.3 million last year;
•
Non-GAAP adjusted net income was $222.8 million, compared to $339.0 million in 2022;
•
GAAP EPS was $4.91 per diluted share, compared to $7.20 per diluted share in 2022;
•
Non-GAAP EPS was $4.81 per diluted share, compared to $7.36 per diluted share in 2022;
•
Excluding $24.4 million, net of tax, non-cash share-based compensation expense, both GAAP net income and non-GAAP adjusted net income would have increased by $0.53 per diluted share;
•
EBITDA was $404.2 million, or 24.3 percent of revenue, compared to $520.4 million, or 26.0 percent of revenue in 2022; and
•
Achieved $280.9 million cash flow from operations and $130.1 million of free cash flow, including $150.8 million of capital expenditures. Net cash flow was a negative $22.6 million, which includes the net pay-down of $124.3 million of total debt.

Commenting on the results, Gary Yu, President of Diodes, stated, “This past year proved to be challenging as the consumer, computing and communications markets experienced an extended slowdown, coupled with inventory rebalancing in the industrial market late in the year as well as softness in certain areas of the automotive market. Despite this global weakness, we made notable progress on improving the quality and mix of our product portfolio as we continued to focus on the automotive and industrial markets through expanding design wins and increased investment in new product development, which resulted in over 350 new automotive-compliant products. The combined revenue from these two markets expanded to 46% of product revenue in 2023 compared to 42% last year.

“Our product mix improvements were especially evident in our ability to maintain full year gross margin near 40%, meeting our target model despite the lower annual revenue. Throughout the year, we continued to drive manufacturing cost reductions and operating efficiencies, while also further developing our process technology for expansion of our internal facility utilization. Overall, we maintained strong cash generation in 2023 that enabled us to reduce total debt by $124 million to $62 million, maintain a solid cash position over $315 million and increase total cash less debt by 67% to approximately $253 million. Additionally, we renewed and expanded our lines of credit to approximately $315 million to provide added financial flexibility.”

Mr. Yu concluded by stating, “As we look to 2024, we remain focused on driving further improvements in the quality and mix of our portfolio with our analog and power discrete products, including our newly introduced SiC product family, especially targeted at the automotive and industrial markets. We believe our total solutions sales approach that has been successful in the past, along with further emphasis placed on key account development, will continue to deliver increasing content opportunities, design wins and profitable growth in the future.”

Fourth Quarter 2023

Revenue for fourth quarter 2023 was $322.7 million, compared to $404.6 million in the third quarter 2023 and $496.2 million in the fourth quarter 2022.

GAAP gross profit for the fourth quarter 2023 was $112.5 million, or 34.9 percent of revenue, compared to $155.9 million, or 38.5 percent of revenue, in the third quarter 2023 and $206.2 million, or 41.6 percent of revenue, in the fourth quarter of 2022.

GAAP operating expenses for fourth quarter 2023 were $91.8 million, or 28.4 percent of revenue, and on a non-GAAP basis were $89.0 million, or 27.6 percent of revenue, which excludes $3.8 million amortization of acquisition-related intangible asset expenses and $1.0 million in restructuring cost gains. GAAP operating expenses in the third quarter 2023 were $102.0 million, or 25.2 percent of revenue and in the fourth quarter 2022 were $109.7 million, or 22.1 percent of revenue.

Fourth quarter 2023 GAAP net income was $25.3 million, or $0.55 per diluted share, compared to GAAP net income in the third quarter 2023 of $48.7 million, or $1.05 per diluted share, and $92.1 million, or $2.00 per diluted share, of GAAP net income in the fourth quarter 2022.

Fourth quarter 2023 non-GAAP adjusted net income was $23.4 million, or $0.51 per diluted share, which excluded, net of tax, $3.1 million of acquisition-related intangible asset costs, $2.8 million gain on investments, $1.4 million non-cash mark-to-market investment value adjustment and a $0.7 million gain on restructuring costs. This compares to non-GAAP adjusted net income of $52.5 million, or $1.13 per diluted share, in the third quarter 2023 and $79.6 million, or $1.73 per diluted share, in the fourth quarter 2022.

The following is an unaudited summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Three Months Ended
December 31, 2023
GAAP net income	$25,292

GAAP diluted earnings per share	$0.55

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	3,108

Non-cash mark-to-market investment value adjustments	(1,444)

Investment gain	(2,794)

Restructuring Cost	(738)

Non-GAAP net income	$23,424

Non-GAAP diluted earnings per share	$0.51

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

(See the reconciliation tables of GAAP net income to non-GAAP adjusted net income near the end of this release for further details.)

Included in fourth quarter 2023 GAAP net income and non-GAAP adjusted net income was approximately $5.9 million, net of tax, of non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP earnings per share (“EPS”) and non-GAAP adjusted EPS would have increased by $0.13 per diluted share for the fourth quarter 2023, $0.10 for the third quarter 2023 and $0.16 for fourth quarter 2022.

EBITDA (a non-GAAP measure), which represents earnings before net interest expense, income tax, depreciation and amortization, in fourth quarter 2023 was $58.4 million, or 18.1 percent of revenue, compared to $90.6 million, or 22.4 percent of revenue, in third quarter 2023 and $129.6 million, or 26.1 percent of revenue, in fourth quarter 2022. For a reconciliation of GAAP net income to EBITDA, see the table near the end of this release for further details.

For fourth quarter 2023, net cash provided by operating activities was $38.4 million. Net cash flow was a positive $20.9 million. Free cash flow (a non-GAAP measure) was $11.1 million, which includes $27.3 million of capital expenditures.

Balance Sheet

As of December 31, 2023, the Company had approximately $329 million in cash and cash equivalents, restricted cash, and short-term investments. Total debt (including long-term and short-term) amounted to approximately $62 million and working capital was approximately $794 million.

The results announced today are preliminary and unaudited, as they are subject to the Company finalizing its closing procedures and completion of the quarterly review by its independent registered public accounting firm. As such, these results are subject to revision until the Company files its Form 10-K for the year ending December 31, 2023.

Business Outlook

Gary Yu further commented, “For the first quarter of 2024, we expect revenue to be approximately $305 million, plus or minus 3 percent. GAAP gross margin is expected to be 34.0 percent, plus or minus 1 percent. Non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 28.7 percent of revenue, plus or minus 1 percent. We expect net interest income to be approximately $2.0 million. Our income tax rate is expected to be 18.0 percent, plus or minus 3 percent, and shares used to calculate diluted EPS for the first quarter are anticipated to be approximately 46.5 million.”

Amortization of acquisition-related intangible assets of $3.1 million, after tax, for previous acquisitions is not included in these non-GAAP estimates.

Conference Call

Diodes will host a conference call on Tuesday, February 6, 2024 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its fourth quarter and full year financial results. Investors and analysts may join the conference call by dialing 1-833-634-2590, and international callers may join the teleconference by dialing +1-412-317-6038. A telephone replay of the call will be made available approximately two hours after the call and will remain available until February 13, 2024 at midnight Central Time. The replay number is 1-877-344-7529 with a pass code of 5233965. International callers should dial +1-412-317-0088 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website. To listen to the live call, please go to the investors’ section of Diodes’ website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes' website for approximately 90 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, delivers high-quality semiconductor products to the world’s leading companies in the consumer electronics, computing, communications, industrial, and automotive markets. We leverage our expanded product portfolio of discrete, analog, and mixed-signal products and leading-edge packaging technology to meet customers’ needs. Our broad range of application-specific solutions and solutions-focused sales, coupled with worldwide operations of 32 sites, including engineering, testing, manufacturing, and customer service, enables us to be a premier provider for high-volume, high-growth markets. For more information visit www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements containing forward-looking words such as “expect,” “anticipate,” “aim,” “estimate,” and variations thereof, including without limitation statements, whether direct or implied, regarding expectations of that for the first quarter of 2024, we expect revenue to be approximately $305 million plus or minus 3 percent; we expect GAAP gross margin to be 34.0 percent, plus or minus 1 percent; non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 28.7 percent of revenue, plus or minus 1 percent; we expect non-GAAP net interest income to be approximately $2.0 million; we expect our income tax rate to be 18.0 percent, plus or minus 3 percent; shares used to calculate diluted EPS for the first quarter are anticipated to be approximately 46.5 million. Potential risks and uncertainties include, but are not limited to, such factors as: the risk that such expectations may not be met; the risk that the expected benefits of acquisitions may not be realized or that integration of acquired businesses may not continue as rapidly as we anticipate; the risk that we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs, and loadings in our manufacturing facilities; the risk that we may not be able to increase our automotive, industrial, or other revenue and market share; risks of domestic and foreign operations, including excessive operating costs, labor shortages, higher tax rates, and our joint venture prospects; the risks of cyclical downturns in the semiconductor industry and of changes in end-market demand or product mix that may affect gross margin or render inventory obsolete; the risk of unfavorable currency exchange rates; the risk that our future outlook or guidance may be incorrect; the risks of global economic weakness or instability in global financial markets; the risks of trade restrictions, tariffs, or embargoes; the risk that the coronavirus outbreak or other similar epidemics may harm our domestic or international business operations to a greater extent than we currently anticipate; the risk of breaches of our information technology systems; and other information, including the “Risk Factors” detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

The Diodes logo is a registered trademark of Diodes Incorporated in the United States and other countries.

Automotive-compliant – AEC qualified, manufactured in IATF certified facilities supporting PPAP documentation

© 2024 Diodes Incorporated. All Rights Reserved.

Company Contact:	Investor Relations Contact:
Diodes Incorporated	Shelton Group
Gurmeet Dhaliwal	Leanne Sievers
Director, IR & Corporate Marketing	President, Investor Relations
P: 408-232-9003	P: 949-224-3874
E: Gurmeet_Dhaliwal@diodes.com	E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net sales	$322,699	$496,212	$1,661,739	$2,000,580
Cost of goods sold	210,223	290,016	1,003,557	1,173,343
Gross profit	112,476	206,196	658,182	827,237

Operating expenses
Selling, general and administrative	56,484	71,822	257,939	280,877
Research and development	32,957	34,090	134,868	126,316
Amortization of acquisition-related intangible assets	3,806	3,830	15,282	15,610
Restructuring cost	(983)	-	1,583	-
(Gain)loss on disposal of fixed assets	(489)	4	(2,045)	(3,651)
Other operating (income) expense	(2)	(1)	(16)	(108)
Total operating expense	91,773	109,745	407,611	419,044

Income from operations	20,703	96,451	250,571	408,193

Other (expense) income
Interest income	4,835	1,123	13,338	3,672
Interest expense	(481)	(2,892)	(5,700)	(8,320)
Foreign currency gain(loss), net	(2,468)	(410)	(5,264)	2,122
Unrealized gain(loss) on investments	1,805	(554)	18,267	(16,514)
Other income	3,484	1,046	6,721	6,787
Total other income (expense)	7,175	(1,687)	27,362	(12,253)

Income before income taxes and noncontrolling interest	27,878	94,764	277,933	395,940
Income tax provision	2,771	1,406	47,285	56,685
Net income	25,107	93,358	230,648	339,255
Less net (income) attributable to noncontrolling interest	185	(1,307)	(3,466)	(7,972)
Net income attributable to common stockholders	$25,292	$92,051	$227,182	$331,283

Earnings per share attributable to common stockholders:
Basic	$0.55	$2.02	$4.96	$7.31
Diluted	$0.55	$2.00	$4.91	$7.20
Number of shares used in earnings per share computation:
Basic	45,938	45,470	45,803	45,330
Diluted	46,245	46,111	46,311	46,036

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the three months ended December 31, 2023:

	Operating Expenses	Other (Income) Expense	Income Tax Provision	Net Income
Per-GAAP				$25,292

Diluted earnings per share (per-GAAP)				$0.55

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	3,806		(698)	3,108

Non-cash mark-to-market investment value adjustments		(1,805)	361	(1,444)

Investment gain		(2,794)		(2,794)

Restructuring Cost	(984)		246	(738)

Non-GAAP				$23,424

Diluted shares used in computing earnings per share				46,245

Non-GAAP diluted earnings per share				$0.51

Note: Included in GAAP and non-GAAP net income was approximately $5.9 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP diluted earnings per share would have improved by $0.13 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended December 31, 2022:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP				$92,051

Diluted earnings per share (Per-GAAP)				$2.00

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	3,830		(700)	3,130

Loss on sale of manufacturing facilities		264	(40)	224

LSC investment related		554	(16,386)	(15,832)

Non-GAAP				$79,573

Diluted shares used in computing earnings per share				46,111

Non-GAAP diluted earnings per share				$1.73

Note: Included in GAAP and non-GAAP adjusted net income was approximately $7.6 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.16 per share.

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the twelve months ended December 31, 2023:

	Operating Expenses	Other (Income) Expense	Income Tax Provision	Net Income
Per-GAAP				$227,182

Diluted earnings per share (per-GAAP)				$4.91

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	15,282		(2,803)	12,479

Officer retirement	2,788		(571)	2,217

Non-cash mark-to-market investment value adjustments		(18,267)	1,690	(16,577)

Investment gain		(3,931)	227	(3,704)

Restructuring Cost	1,583		(396)	1,187

Non-GAAP				$222,784

Diluted shares used in computing earnings per share				46,311

Non-GAAP diluted earnings per share				$4.81

Note: Included in GAAP and non-GAAP adjusted net income was approximately $24.4 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.53 per share.

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the twelve months ended December 31, 2022:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
Per-GAAP				$331,283

Diluted earnings per share (Per-GAAP)				$7.20

Adjustments to reconcile net income to non-GAAP net income:

Amortization of acquisition-related intangible assets	15,610		(2,857)	12,753

Acquisition-related costs	607		(127)	480

Insurance recovery for manufacturing facility	(3,594)		719	(2,875)

Loss on sale of manufacturing facilities		677	(102)	575

LSC investment related		16,514	(19,771)	(3,257)

Non-GAAP				$338,959

Diluted shares used in computing earnings per share				46,036

Non-GAAP diluted earnings per share				$7.36

Note: Included in GAAP and non-GAAP adjusted net income was approximately $28.7 million, net of tax, non-cash share-based compensation expense. Excluding share-based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.62 per share.

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

The Company’s financial statements present net income and earnings per share that are calculated using accounting principles generally accepted in the United States (“GAAP”). The Company’s management makes adjustments to the GAAP measures that it feels are necessary to allow investors and other readers of the Company’s financial releases to view the Company’s operating results as viewed by the Company’s management, board of directors and research analysts in the semiconductor industry. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. The explanation of the adjustments made in the table above, are set forth below:

Detail of non-GAAP adjustments

Amortization of acquisition-related intangible assets – The Company excluded this item, including amortization of developed technologies and customer relationships. The fair value of the acquisition-related intangible assets is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful life of the applicable assets. The Company believes that exclusion of this item is appropriate because a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded this item because there is significant variability and unpredictability among companies with respect to this expense.

Officer retirement – The Company excluded costs related to the retirement of two executives. These costs represent cash payments and the accelerated vesting of previously issued stock awards. The Company feels it is appropriate to exclude these costs since they don’t represent ongoing operating expenses and will present investors with a more accurate indication of our continuing operations.

Acquisition related costs – The Company excluded expenses associated with previous acquisitions of that typically consist of advisory, legal and other professional and consulting fees. These costs were expensed as they were incurred and as services were received, and in which the corresponding tax adjustments were made for the non-deductible portions of these expenses. The Company believes the exclusion of the acquisition related costs provides investors with a more accurate reflection of costs likely to be incurred in the absence of an unusual event such as an acquisition and facilitates comparisons with the results of other periods that may not reflect such costs.

Insurance recovery for manufacturing facility – The Company recorded gains related to insurance recovery for a manufacturing facility in Asia. The Company believes the exclusion of the insurance recovery provides investors with a more accurate reflection of the continuing operations of the Company and facilitates comparisons with the results of other periods which may not reflect such gains.

Gain/Loss on sale of manufacturing facilities - The Company sold a manufacturing subsidiary and as part of the transaction, there are working capital adjustments that are recorded as gains or losses in the statement of operations. The Company believes this is not reflective of the ongoing operations and exclusion of this provides investors an enhanced view of the Company’s operating results.

Non-cash mark-to-market investment adjustments – The Company excluded mark-to-market adjustments on various equity related investments. The Company believes this is not reflective of the ongoing operations and exclusion of this provides investors an enhanced view of the Company’s operating results.

Restructuring costs – The Company recorded restructuring charges related to various international locations. These restructuring charges are excluded from management’s assessment of the Company’s operating performance. The Company believes the exclusion of the restructuring charges provides investors an enhanced view of the cost structure of the Company’s operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

LSC investments related – The Company excluded mark to market adjustments and the associated tax on certain LSC equity investments. The Company has also excluded certain taxes related to integration and restructuring activities within certain Taiwan subsidiaries including LSC. The Company believes this is not reflective of the ongoing operations and exclusion of this provides investors an enhanced view of the Company’s operating results.

CASH FLOW ITEMS

Free cash flow (FCF) (Non-GAAP)

FCF for the fourth quarter of 2023 is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operations. For the fourth quarter of 2023, FCF was $11.1 million, which represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP and non-GAAP measures, in evaluating our operating performance compared to that of other companies in our industry. The calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. For example, our EBITDA takes into account all net interest expense, income tax provision, depreciation and amortization without taking into account any amounts attributable to noncontrolling interest. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (per-GAAP)	$25,292	$92,051	$227,182	$331,283
Plus:
Interest expense (income), net	(4,354)	1,769	(7,638)	4,648
Income tax provision	2,771	1,406	47,285	56,685
Depreciation and amortization	34,644	34,363	137,367	127,776
EBITDA (non-GAAP)	$58,353	$129,589	$404,196	$520,392

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2023	2022
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$315,457	$336,732
Restricted Cash	3,026	4,367
Short-term investments	10,174	7,059
Accounts receivable, net of allowances of $5,641 and $5,852 at December 31, 2023 and December 31, 2022, respectively	371,930	369,233
Inventories	389,774	360,281
Prepaid expenses and other	97,024	83,999
Total current assets	1,187,385	1,161,671
Property, plant and equipment, net	746,169	736,730
Deferred income tax	51,620	35,308
Goodwill	146,558	144,757
Intangible assets, net	63,937	79,137
Other long-term assets	171,990	130,709
Total assets	$2,367,659	$2,288,312

Liabilities
Current liabilities:
Line of credit	$40,685	$36,280
Accounts payable	158,261	160,442
Accrued liabilities	179,674	214,433
Income tax payable	10,459	19,682
Current portion of long-term debt	4,419	1,693
Total current liabilities	393,498	432,530
Long-term debt, net of current portion	16,979	147,470
Deferred tax liabilities	13,662	12,903
Unrecognized tax benefits	34,035	31,594
Other long-term liabilities	99,808	80,896
Total liabilities	557,982	705,393

Commitments and contingencies

Stockholders' equity
Preferred stock - par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock - par value $0.66 2/3 per share; 70,000,000 shares authorized; 45,938,382 and 45,469,722, issued and outstanding at December 31, 2023 and December 31, 2022, respectively	36,819	36,503
Additional paid-in capital	509,861	494,773
Retained earnings	1,675,274	1,448,092
Treasury stock, at cost, 9,286,862 shares held at December 31, 2023 and 9,281,581 shares held at December 31, 2022	(337,986)	(337,490)
Accumulated other comprehensive loss	(143,227)	(128,233)
Total stockholders' equity	1,740,741	1,513,645
Noncontrolling interest	68,936	69,274
Total equity	1,809,677	1,582,919
Total liabilities and stockholders' equity	$2,367,659	$2,288,312